UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

DENIA ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-132584	41-21333756
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Karas Trail Palm Coast, Florida 32164
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (386) 313-6161

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 22, 2009, Denia Enterprises, Inc. (the “Company”) filed a Certificate of Change with the Nevada Secretary of State in order to effect a 1-for-300 reverse stock split of the Company’s issued and outstanding common stock.

The Reverse Stock Split became effective on February 19, 2010, with new stock certificates delivered no later than February 26, 2010.  The Company’s shares will continue to trade on a split-adjusted basis under the temporary ticker symbol "DNIAD" for a period of 20 trading days to indicate the reverse stock split has occurred. The Company’s symbol will revert back to its original symbol "DNIA" on March 10, 2010.

As a result of the reverse stock split, every 300 shares of the Company's issued and outstanding common stock will be combined into 1 share of common stock. The reverse stock split will not change the number of authorized shares of the Company's common stock.

No fractional shares will be issued in connection with the reverse stock split. If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the shares will be rounded down to the next whole number

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENIA ENTERPRISES, INC.

Date: February 25, 2010	By:	/s/ JAMES ATOR
JAMES ATOR
Chief Executive Officer and Chairman